AGREEMENT OF MERGER

                                       OF

                             INTELLICOAT CORPORATION

                                       AND

                              WILLIAMS & SUN, INC.


                              --------------------


            Pursuant to Section 252 of the General Corporation Law of
               the State of Delaware and Section 23-1-40-5 of the
                        Indiana Business Corporation Law


                              --------------------


         This Agreement of Merger, dated September 30, 1997 ("Merger Agreement"), by and among Intellicoat Corporation, a Delaware corporation ("Acquiror" or the "Surviving Corporation") and a subsidiary of Landec Corporation, a California corporation ("Landec"); and Williams & Sun, Inc., an Indiana corporation ("Target").

                                    RECITALS

         A. Target was incorporated in the State of Indiana on September 8, 1986 and on the date hereof has 106.85421 shares of Common Stock outstanding ("Target Common Stock"). The Target Common Stock is hereinafter referred to as the "Target Shares."

         B. Acquiror, Landec, Target and Target's principal shareholder (the "Shareholder") have entered into an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") providing for certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby. The Merger Agreement and the Agreement and Plan of Reorganization are intended to be construed together to effectuate their purpose.

         C. The Boards of Directors of Target, Acquiror and Landec deem it advisable and in their mutual best interests and in the best interests of the shareholders of Target, Acquiror and Landec, respectively, that Target be acquired by Acquiror through a merger ("Merger") of Target with and into Acquiror.

         D. The Boards of Directors of Target, Acquiror, and Landec and the shareholders of Target have approved the Merger.

                                   AGREEMENTS


         The parties hereto hereby certify and agree as follows:

         1. Target shall be merged with and into Acquiror, and Acquiror shall be the surviving corporation. Acquiror will be qualified to do business in Indiana upon approval of Acquiror's Application for Admission.

         2. The Merger shall become effective at such time (the "Effective Time" of the Merger) as this Merger Agreement is filed with the Secretary of State of the State of Indiana pursuant to Section 23-1-40-5 of the Indiana Business Corporation Law and with the Secretary of the State of Delaware.

         3. An executed copy of the Agreement and Plan of Reorganization is on file at the principal place of business of Acquiror at the following address:

                  3603 Haven Avenue
                  Menlo Park, California  94025

         4. (a) At the Effective Time of the Merger, each share of Target Common Stock of Michael E. Godlove and Martin J. Huseman (collectively, the "Minority Shareholders") issued and outstanding shall be converted into the right to receive 12,153.27818 shares of Landec Common Stock and $56,256.47 per share (collectively the "Minority Interest Consisideration").

            (b) At the Effective Time of the Merger, each share of Target Common Stock of Michael L. Williams (the "Majority Shareholder") issued and outstanding shall be converted into the right to receive (i) 13,423.47818 shares of Landec Common Stock, (ii) an amount of cash equal to $25,270.37 and (iii) a pro-rata fraction (based on the shares of Target Common Stock owned by the Majority Shareholder) of the Earn-Out Payment (as defined and further described in
Section 1.3 of the Agreement and Plan of Reorganization) (collectively, the "Majority Interest Consideration" and collectively with the Minority Interest Consideration, the "Merger Consideration").

         5. Notwithstanding any other term or provision hereof but subject to the proviso in the second sentences of Sections 4(a) and 4(b), no fractional shares of Landec Common Stock shall be issued, but in lieu thereof each holder of Target Shares who would otherwise, but for rounding as provided herein, be entitled to receive a fraction of a share of Landec Common Stock shall receive from Landec an amount of cash equal to the $5.50 multiplied by the fraction of a share of Landec Common Stock to which such holder would otherwise be entitled. The fractional share interests of each Target shareholder shall be aggregated, so that no Target shareholder shall receive cash in an amount greater than the value of one full share of Landec Common Stock.

         6. The conversion of Target Shares into Merger Consideration as provided by this Merger Agreement shall occur automatically at the Effective Time of the Merger without action by the holders thereof. Each holder of Target Shares shall thereupon be entitled to receive his, her or its portion of the Merger Consideration in accordance with Section 4.

                  (a) At the Effective Time of the Merger, Acquiror shall make available for exchange in accordance with Section 4, through such reasonable procedures as Acquiror may adopt, the Merger Consideration issuable pursuant to
Section 4 in exchange for outstanding shares of Target Common Stock.

                  (b) No dividends on the Merger Consideration shall be paid to the holder of any unsurrendered certificate until the holder of record of such certificate shall surrender such certificate. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any certificate, there shall be delivered to the person entitled thereto, without interest, the amount of dividends theretofore paid with respect to the Merger Consideration so withheld as of any date subsequent to the Effective Time of the Merger and prior to such date of delivery.

                  (c) The Merger Consideration delivered upon the surrender for exchange of Target Shares in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Target Shares. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Target Shares that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, certificates are presented to Acquiror for any reason, they shall be cancelled and exchanged as provided in this Section 6.

         7. At the Effective Time of the Merger, the separate existence of Target shall cease, and Acquiror shall succeed, without other transfer, to all of the rights and properties of Target and shall be subject to all the debts and liabilities thereof in the same manner as if Acquiror had itself incurred them. All rights of creditors and all liens upon the property of each corporation shall be preserved unimpaired, provided that such liens upon property of Target shall be limited to the property affected thereby immediately prior to the Effective Time of the Merger.

         8. This Merger Agreement is intended as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

         9. The Acquiror's Amended and Restated Certificate of Incorporation in effect immediately prior to the Effective Time shall be the Amended and Restated Certificate of Incorporation of Acquiror as the surviving corporation after the Merger unless thereafter amended.

         10. The Agreement and Plan of Reorganization and the Merger were approved by all of the outstanding shareholders of Target in accordance with
Section 23-1-40-3 of the Indiana Business Corporation Law. The approval of Acquiror's shareholders was not required to approve the Merger, pursuant to
Section 252 of the Delaware General Corporation Law.

         11. (a) Notwithstanding the approval of this Merger Agreement by the shareholders of Target, this Merger Agreement may be terminated at any time prior to the

Effective Time of the Merger by mutual agreement of the Boards of Directors of Landec and Target.

             (b) Notwithstanding the approval of this Merger Agreement by the shareholders of Target, this Merger Agreement shall terminate forthwith in the event that the Agreement and Plan of Reorganization shall be terminated as therein provided.

             (c) In the event of the termination of this Merger Agreement as provided above, this Merger Agreement shall forthwith become void and there shall be no liability on the part of Landec, Target, or Acquiror or their respective officers or directors, except as otherwise provided in the Agreement and Plan of Reorganization.

             (d)  This   Merger   Agreement   may  be  signed  in  one  or  more
counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

             (e) This Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of Target, but, after such approval, no amendments shall be made which by law require the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         The parties have executed this Merger Agreement as of the date first written above.

                                     INTELLICOAT CORPORATION


                                By:  /s/ Thomas Crowley
                                     ---------------------------------------
                                     Thomas Crowley, President and
                                     Chief Executive Officer


                             Attest: /s/ Tae Hea Nahm
                                     ---------------------------------------
                                     Tae Hea Nahm, Secretary


                                     WILLIAMS & SUN, INC.


                                By:  /s/ Michael L. Williams
                                     ---------------------------------------
                                     Michael Williams, President and
                                     Chief Executive Officer


                            Attest:  /s/ Diane Williams
                                     ---------------------------------------
                                     Diane Williams, Secretary

                              OFFICERS' CERTIFICATE

                                       OF

                              WILLIAMS & SUN, INC.


         Michael L. Williams and Diane Williams President and Secretary, respectively, of Williams & Sun, Inc., a corporation duly organized and existing under the laws of the State of Indiana (the "Corporation"), do hereby certify:

         1. That they are the duly elected, acting and qualified President and the Secretary of the Corporation.

         2. There is one authorized class of shares, consisting of shares of 1,000 Common Stock. There were 106.85421 shares of Common Stock outstanding and entitled to vote on the Agreement of Merger in the form attached.

         3. The Agreement of Merger in the form attached was duly approved by the board of directors of the Corporation in accordance with the Indiana Business Corporation Law.

         4. Approval of the Agreement of Merger by the holders of 100% of the outstanding shares of Common Stock was required. All of the outstanding shares of the Corporation's shares entitled to vote on the Agreement of Merger voted to approve the Agreement of Merger.

         The undersigned declare under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.



Executed in Monticello, Indiana, on September 30, 1997.




                                     /s/ Michael L. Williams
                                     -----------------------------------
                                         Michael Williams, President



                                     /s/ Diane Williams
                                     -----------------------------------
                                         Diane Williams, Secretary

                              OFFICERS' CERTIFICATE

                                       OF

                             INTELLICOAT CORPORATION


         Thomas Crowley, President and Secretary of Intellicoat Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

         1. That he is the duly elected, acting and qualified President and Secretary of the Corporation.

         2. There are two authorized classes of shares, consisting of 10,010,000 shares of Common Stock and 8,000,000 shares of Series A Preferred Stock. There are no issued and outstanding shares of Common Stock, and the total number of issued and outstanding shares of Series A Preferred Stock is 8,000,000.

         3. The Agreement of Merger in the form attached was approved by the board of directors of the Corporation in accordance with the General Corporation Law of the State of Delaware.

         4. No vote of the stockholders of the Corporation or Landec Corporation (the sole shareholder of and parent of Intellicoat Corporation) was required.

         The undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of his own knowledge. Executed in Menlo Park, California, on September 30, 1997.



                                     /s/ Thomas Crowley
                                     -----------------------------------
                                         Thomas Crowley, President



                                     /s/ Tae Hea Nahm
                                     -----------------------------------
                                         Tae Hea Nahm, Secretary